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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) October 1, 1998


                          Scott Cable Communications, Inc.
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               (Exact name of Registrant as specified in its charter)


                                       Texas
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                   (State or other jurisdiction of incorporation)


           0-22-093                              75-1766202
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     (Commission File Number)        (I.R.S. Employer Identification No.)


          Four Landmark Square, Suite 302, Stamford, Connecticut   06901
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          (Address of principal executive offices)              (Zip Code)

           Registrant's telephone number, including area code (203)323-1100



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            (Former name or former address, if changed since last report.)


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ITEM 3.   BANKRUPTCY.


On October 1, 1998, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in Bridgeport, Connecticut. Accompanying the voluntary petition, the Company filed its Prepackaged Liquidating Chapter 11 Plan (the "Plan") and the related Disclosure Statement. On August 17, 1998, the Company commenced the pre-bankruptcy solicitation of acceptances of the Plan. Each class of creditors of the Company entitled to vote accepted the Plan. The Plan contemplates that all of the Company's trade creditors will be paid in full, and also contemplates payment in full of the Company's obligations under its senior credit facility and its Senior Subordinated PIK Notes, but only partial payment of its Junior Subordinated PIK Notes.

The Company has previously entered into a definitive asset sale agreement (the "Sale Agreement") with InterLink Communications Partners, LLLP ("InterLink"), of Denver, Colorado, providing for the sale by the Company of substantially all of its assets to InterLink for a purchase price of $165 million, subject to closing adjustments. That Sale Agreement provides for the consummation of the sale to be effected in connection with the Plan.

The Company intends promptly to seek Bankruptcy Court confirmation of the Plan and to consummate its asset purchase agreement with InterLink or any higher and better bidder that may emerge. The closing of the sale to InterLink (or to any such higher and better bidder) is expected to be consummated in the fourth quarter of this year subject to, among other things, the U.S. Bankruptcy Court's approval of the proposed sale and the Court's confirmation of the Company's Plan, the Federal Trade Commission's grant of any necessary approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Communications Commission's approval of the transfer of certain of the Company's licenses, and the issuance of consents or waivers by various franchising authorities, real property lessors and other third parties.




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                                      SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Scott Cable Communications, Inc.
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                                                          (Registrant)




Date:    October 1, 1998                   By: /s/ John M. Flanagan, Jr.
                                               --------------------------------
                                               John M. Flanagan, Jr.
                                               Chief Financial Officer










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